UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2022

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

16301 Quorum Drive
Suite 160A
Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, the Board of Directors (the “Board”) of Sonida Senior Living, Inc. (the “Company”) appointed Timothy Cober, CPA, as the Company’s new Vice President and Chief Accounting Officer, effective July 1, 2022. On June 21, 2022, the Company and Howard Garfield, the Company’s current Vice President and Chief Accounting Officer, mutually agreed that he would resign from his positions with the Company, effective July 1, 2022.

Mr. Cober, age 39, previously served as Vice President of Accounting for Spire Hospitality, L.L.C., a national third-party hospitality management company. Prior to joining Spire Hospitality, L.L.C. in 2021, Mr. Cober most recently served as Vice President & Corporate Controller for HealthTrackRX, Inc., an infectious disease laboratory, and as Vice President of Accounting Operations for U.S. Anesthesia Partners, Inc., a single-specialty anesthesia practice in the United States. Prior to his roles in healthcare, Mr. Cober served as Vice President of Central Accounting for Aimbridge Hospitality, L.L.C., a global hospitality management firm, where he spent approximately 4.5 years and built a professional services platform to support the company’s rapid organic growth and M&A activity. Mr. Cober began his career as a Financial Services Associate at Chapman, Hext & Co. P.C., later serving as an Assurance Senior for Ernst & Young, L.L.P.

In connection with Mr. Cober’s appointment as Vice President and Chief Accounting Officer of the Company, Mr. Cober and the Company entered into an employment agreement, effective July 1, 2022 (the “Employment Agreement”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. Cober and any other person pursuant to which Mr. Cober was selected as an officer of the Company. There are no family relationships between Mr. Cober and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between Mr. Cober and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 24, 2022, the Company issued a press release announcing, among others, the appointment of Mr. Cober as Vice President and Chief Accounting Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement by and between Sonida Senior Living, Inc. and Timothy Cober

99.1	Press Release, dated June 24, 2022*

104	Cover Page Interactive Data File-formatted as Inline XBRL

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2022	Sonida Senior Living, Inc.

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel